Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SUGEN, Inc. 1992 Stock Option Plan, the SUGEN, Inc. 1994 Non-Employee Directors' Stock Option Plan, and the SUGEN, Inc. 1994 Employee Stock Purchase Plan of our report dated February 2, 1996, with respect to the financial statements of SUGEN, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                               ERNST & YOUNG LLP

Palo Alto, California
July 29, 1996







                                        8